Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FIRST QUARTER RESULTS

Houston, TX — May 4, 2010 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $1,927,000 or $0.05 per diluted share, for the quarter ended March 31, 2010, as compared to net income of $6,942,000 or $0.18 per diluted share, in the first quarter of 2009.  Net income from continuing operations for the three months ended March 31, 2010 was $1,165,000 or $0.03 per diluted share as compared to $7,122,000 or $0.18 per diluted share for the first quarter of 2009.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “The first quarter is traditionally our seasonally weakest quarter, and we were broadly impacted this year by the ongoing weakness in non-residential building markets.  Despite challenging pricing and low activity levels, our operations and team members demonstrated solid performance and execution in all aspects of the business.”

The Company reported revenues from continuing operations of $236,475,000 in the current quarter, as compared to $280,274,000 in 2009.  The Company reported negative free cash flow of $12,580,000 in the current quarter, which was funded entirely by existing cash balances.  Backlog as of March 31, 2010 was $524,673,000, compared to $550,248,000 as of December 31, 2009.  Backlog as of March 31, 2009 was $716,551,000.

Bill Murdy continued, “Despite the decline in our backlog, we believe that we are continuing to earn more than our share of available business.  We expect to remain solidly profitable; however, as a result of industry conditions we continue to expect that over the next few quarters our profitability will continue to trail prior year levels.  In the meanwhile, we are optimistic that in the midst of a challenging market our very strong capital position will allow us to support our current operations and expand by making prudent long-term investments through acquisitions.”

Bill Murdy concluded, “We are optimistic that overall business levels are beginning to stabilize, and that current improvements in the underlying fundamentals of our industry will lead to renewed momentum in 2011 and beyond.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Wednesday, May 5, 2010 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-680-0860 and enter 11504657 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PNYCH7R9L.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.   The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investors tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Wednesday, May 12, 2010 by calling 1-888-286-8010 with the conference passcode of 96784194, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 80 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of future events Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, our backlog failing to translate into actual revenue or profits, difficulty in obtaining or increased costs associated with bonding and insurance, impairment to goodwill, errors in our percentage-of-completion method of accounting, the result of competition in our markets, our decentralized management structure, shortages of labor and specialty building materials, retention of key management, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission. A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  These forward-looking statements speak only as of the date of this filing. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

– Financial tables follow –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2010 and 2009

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2010	%	2009	%
Revenues	$236,475	100.0%	$280,274	100.0%
Cost of services	196,967	83.3%	225,121	80.3%
Gross profit	39,508	16.7%	55,153	19.7%

SG&A	37,409	15.8%	43,186	15.4%
Gain on sale of assets	(5)	—	(2)	—
Operating income	2,104	0.9%	11,969	4.3%

Interest expense, net	(221)	(0.1)%	(110)	—
Other (expense) income, net	12	—	(7)	—
Income before income taxes	1,895	0.8%	11,852	4.2%
Income tax expense	730		4,730
Income from continuing operations	1,165	0.5%	7,122	2.5%

Discontinued operations:
Operating loss, net of income tax benefit of $— and $73	—		(180)
Estimated gain on disposition, including income tax benefit of $29 and $—	762		—

Net income	$1,927	0.8%	$6,942	2.5%

Income per share:
Basic-
Income from continuing operations	$0.03		$0.18
Discontinued operations -
Loss from operations	—		—
Estimated gain on disposition	0.02		—
Net income	$0.05		$0.18

Diluted -
Income from continuing operations	$0.03		$0.18
Discontinued operations -
Loss from operations	—		—
Estimated gain on disposition	0.02		—
Net income	$0.05		$0.18

Shares used in computing income per share:
Basic	37,533		38,279
Diluted	37,819		38,687

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended March 31,
	2010	%	2009	%
Net income	$1,927		$6,942
Discontinued operations	(762)		180
Income taxes	730		4,730
Other (income) expense, net	(12)		7
Interest expense, net	221		110
Gain on sale of assets	(5)		(2)
Depreciation and amortization	3,636		3,245
Adjusted EBITDA	$5,735	2.4%	$15,212	5.4%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding discontinued operations, income taxes, other (income) expense, interest expense, net, (gain) loss on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)

Cash and cash equivalents	$109,770	$127,850
Accounts receivable, net	205,109	203,353
Costs and estimated earnings in excess of billings	19,590	20,432
Other current assets	59,284	61,520
Total current assets	393,753	413,155
Property, plant and equipment, net	33,326	34,671
Goodwill	103,235	100,194
Identifiable intangible assets, net	19,387	19,380
Other noncurrent assets	6,418	7,548
Total assets	$556,119	$574,948

Current maturities of long-term debt	$—	$250
Current maturities of notes to former owners	2,316	917
Accounts payable	77,620	83,848
Billings in excess of costs and estimated earnings	63,937	66,343
Other current liabilities	89,210	97,672
Total current liabilities	233,083	249,030
Long-term debt, net of current maturities	—	—
Notes to former owners, net of current maturities	5,042	6,441
Other long-term liabilities	12,507	13,493
Total liabilities	250,632	268,964
Total stockholders’ equity	305,487	305,984
Total liabilities and stockholders’ equity	$556,119	$574,948

Selected Cash Flow Data (in thousands):

	Three Months Ended March 31,
	(unaudited)
	2010	2009
Cash provided by (used in):
Operating activities	$(11,461)	$(3,933)
Investing activities	$(2,554)	$(435)
Financing activities	$(4,065)	$(4,498)

Free cash flow:
Cash from operating activities	$(11,461)	$(3,933)
Purchases of property and equipment	(1,222)	(1,772)
Proceeds from sales of property and equipment	103	75

Free cash flow	$(12,580)	$(5,630)

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.